UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2016

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35731	26-2123838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Columbus Avenue Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 453-6553

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Items 5.03 and 5.07 of this report is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Third Amendment to the InspireMD, Inc. 2013 Long-Term Incentive Plan

On September 28, 2016, InspireMD, Inc. (the “Company”) held a special meeting of its stockholders (the “Special Meeting”). As described below under Item 5.07, at the Special Meeting, the stockholders approved the Third Amendment to the InspireMD, Inc. 2013 Long-Term Incentive Plan (the “Plan”) to increase the number of shares of common stock available for issuance pursuant to awards under the Plan by 6,300,000 shares, to a total of 17,270,000 shares of common stock (the “Third Plan Amendment”). The board of directors of the Company (the “Board”) previously approved the Third Plan Amendment on August 4, 2016, subject to stockholder approval of the Third Plan Amendment at the Special Meeting.

For more information about the Third Plan Amendment, see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 18, 2016 (the “Special Meeting Proxy”), the relevant portions of which are incorporated herein by reference. The description of the Third Plan Amendment above and such portions of the Special Meeting Proxy are qualified in their entirety by reference to the full text of the Third Plan Amendment, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Special Meeting, the stockholders approved the proposal to authorize the Board, in its discretion but prior to the annual meeting of the Company’s stockholders in 2017, to amend the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) to effect a reverse stock split of the Company’s common stock at a ratio in the range of 1-for-10 to 1-for-25, such ratio to be determined by the Board.

On September 28, 2016, following the Special Meeting, the Board approved a 1-for-25 reverse stock split of the Company’s issued and outstanding shares of common stock (the “Reverse Stock Split”), and the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Certificate of Incorporation (the “Certificate Amendment”) to effect the Reverse Stock Split. The Reverse Stock Split will become effective as of 5:00 p.m. Eastern Time on October 7, 2016, and the Company’s common stock will begin trading on a split-adjusted basis when the market opens on October 10, 2016.

When the Reverse Stock Split becomes effective, every 25 shares of the Company’s issued and outstanding common stock (and such shares held in treasury) will automatically be converted into one share of common stock, without any change in the par value per share. In addition, a proportionate adjustment will be made to the per share exercise price and the number of shares issuable upon the conversion of the Company’s outstanding shares of preferred stock and the exercise of all outstanding stock options and warrants to purchase shares of common stock and the number of shares reserved for issuance pursuant to the Company’s equity incentive compensation plans. Any fraction of a share of common stock that would otherwise have resulted from the Reverse Stock Split will be rounded up to the nearest whole share.

The Company’s common stock will continue to trade on the NYSE MKT under the symbol “NSPR.” The new CUSIP number for common stock following the Reverse Stock Split will be 45779A 804.

Action Stock Transfer Corp, the Company’s transfer agent, will act as the exchange agent for the Reverse Stock Split.

For more information about the Reverse Stock Split, see the Special Meeting Proxy, the relevant portions of which are incorporated herein by reference. A copy of the Certificate Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Special Meeting, the following two proposals were submitted to the Company’s stockholders:

(1)	Approval of the Third Plan Amendment to increase the number of shares of common stock available for issuance pursuant to awards under the Plan by 6,300,000 shares, to a total of 17,270,000 shares of common stock.

(2)	Authorization of the Board, in its discretion but prior to the annual meeting of the Company’s stockholders in 2017, to amend the Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio in the range of 1-for-10 to 1-for-25, such ratio to be determined by the Board.

For more information about the foregoing proposals, see the Special Meeting Proxy. Holders of the Company’s common stock were entitled to one vote per share. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:

(1)	Approval of the Third Plan Amendment:

For	Against	Abstain	Broker Non-Votes
9,237,707	2,867,061	60,257	8,339,010

(2)	Authorization of the Board, in its discretion but prior to the annual meeting of the Company’s stockholders in 2017, to amend the Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio in the range of 1-for-10 to 1-for-25, such ratio to be determined by the Board:

For	Against	Abstain
15,761,131	4,524,264	218,640

The results reported above are final voting results. No other matters were considered or voted upon at the meeting.

Item 8.01 Other Events.

On September 28, 2016, the Company issued a press release announcing that the Board has approved the Reverse Stock Split. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of InspireMD, Inc.

10.1	Third Amendment to the InspireMD, Inc. 2013 Long-Term Incentive Plan

99.1	Press release dated September 28, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InspireMD, Inc.

Date: September 29, 2016	By:	/s/ Craig Shore
	Name:	Craig Shore
	Title:	Chief Financial Officer